Exhibit 99.1

Written Statement of Chief Executive Officer and Chief Financial Officer
Pursuant to Section 906
of the Sarbanes-Oxley Act of 2002 (18 U.S.C. Section 1350)

       The undersigned, the Chief Executive Officer and the Chief Financial Officer of TeleTech Holdings, Inc. (the “Company”), each hereby certifies that [to his/her knowledge]on the date hereof:

(a)	the Form 10-Q of the Company for the quarter ended June 30, 2002 filed on the date hereof with the Securities and Exchange Commission (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(b)	information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Kenneth D. Tuchman Kenneth D. Tuchman Chief Executive Officer August 12, 2002 /s/ Margot O’Dell Margot O’Dell Chief Financial Officer August 12, 2002